SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement              [ ] Confidential, for use of the
[X] Definitive proxy statement                   Commission only (as permitted
[ ] Definitive additional materials              by Rule 14a-6(e)(2))
[ ] Soliciting material pursuant to
    Sec. 240.14a-11(c) or Sec. 240.14a-12

                                 SKYMALL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

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    (2)  Aggregate number of securities to which transactions applies:

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    (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4)  Proposed maximum aggregate value of transaction:

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    (5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date filed:

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

                                  SKYMALL, INC.
                              1520 East Pima Street
                             Phoenix, Arizona 85034

--------------------------------------------------------------------------------

                NOTICE AND PROXY STATEMENT FOR ANNUAL MEETING OF
                      SHAREHOLDERS TO BE HELD JUNE 4, 1999

--------------------------------------------------------------------------------


To the Shareholders of SkyMall, Inc.:

     The Annual Meeting of Shareholders of SkyMall, Inc., a Nevada corporation (the "Company"), will be held at the South Mountain Pointe Hilton Resort, 7777 South Pointe Parkway, Phoenix Arizona, 85044 on Friday, June 4, 1999, at 10:00 a.m. local time for the following purposes:

     1.   To elect four directors to serve until the next annual meeting;
     2. To amend the Company's 1994 Stock Option Plan (the "Option Plan") to increase the aggregate number of shares available for issuance thereunder from 1,100,000 to 1,500,000;
     3. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1999; and
     4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Company is presently aware of no other business to come before the Annual Meeting.

     Shareholders of record at the close of business on April 6, 1999 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournment or postponement thereof. Shares may be voted at the Annual Meeting only if the holder is present or represented by proxy. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Company's corporate headquarters for any purpose germane to the Annual Meeting during ordinary business hours for ten (10) days prior to the Annual Meeting.

     A copy of the Company's 1998 Annual Report to Shareholders, which includes audited financial statements, is enclosed. Management and the Board of Directors cordially invite you to attend the Annual Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS,


                                            Robert M. Worsley
                                            Chairman, Chief Executive Officer
                                            and President

Phoenix, Arizona
May 6, 1999

SHAREHOLDERS ARE ENCOURAGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY. A PRE-ADDRESSED ENVELOPE IS PROVIDED FOR THEIR CONVENIENCE. SHAREHOLDERS ARE ENCOURAGED TO VOTE REGARDLESS OF WHETHER OR NOT THEY ATTEND THE ANNUAL MEETING OF SHAREHOLDERS.

                                  SKYMALL, INC.
                              1520 East Pima Street
                             Phoenix, Arizona 85034

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                       1999 ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 4, 1999

--------------------------------------------------------------------------------



     This Proxy Statement is furnished by the Board of Directors of SkyMall, Inc., a Nevada corporation (the "Company" or "SkyMall"), in connection with the solicitation of proxies to be used for the purpose of voting at the Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on Friday, June 4, 1999 at 10:00 a.m. local time at the South Mountain Pointe Hilton Resort, 7777 South Pointe Parkway, Phoenix Arizona, 85044.

     The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials relating to the Annual Meeting were mailed on or about May 6, 1999 to shareholders of record at the close of business on April 6, 1999 (the "Record Date"). Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting, or any adjournment or postponement thereof, either in person or by valid proxy. As of the Record Date, there were outstanding 8,871,798 shares of common stock, $.001 par value per share (the "Common Stock").

     Shareholders are entitled to one vote for each share of Common Stock held of record on each matter of business to be considered at the Annual Meeting. Ballots cast at the Annual Meeting will be counted by the Inspector of Elections and determinations of whether a quorum exists and whether the proposals are approved will be announced at the Annual Meeting.

     The Inspector of Elections will treat abstentions and broker non-votes received as shares that are present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to the beneficial owners of the outstanding Common Stock. In addition to soliciting proxies by mail, proxies may be solicited by personal interview or telephone. A person giving the enclosed proxy has the power to revoke it at anytime before it is exercised by: (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending a written notice of revocation to the Secretary of the Company at its corporate offices. The corporate offices of the Company are located at 1520 East Pima Street, Phoenix, Arizona 85034 and its telephone number at that address is (602) 254-9777.

     The information included herein should be reviewed in conjunction with the financial statements, notes to financial statements, independent accountants' report and other information included in the Company's 1998 Annual Report to Shareholders that was mailed with this Proxy Statement to all shareholders of record on the Record Date.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The Board of Directors currently consists of four members. Each director of the Company is elected for a period of one year at the Company's Annual Meeting of shareholders and serves until his or her successor is duly elected and qualified. Unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election as directors of the four nominees named below to serve until the 2000 Annual Meeting of shareholders or until their successors have been duly elected and qualified. The four nominees receiving the highest number of votes cast at the Annual Meeting will be elected. If any of them become unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxy.

     The following persons have been nominated as directors:

     ROBERT M. WORSLEY (43) has been the Chairman of the Board, Chief Executive Officer and President of the Company since it was founded in 1989. From 1985 to 1989, Mr. Worsley was a principal of ExecuShare, Inc., an executive services firm that provided time-shared financial executives for small companies. From 1980 to 1985, Mr. Worsley was an accountant with Price Waterhouse, a public accounting firm, where he most recently held the position of Audit Manager. Mr. Worsley received a bachelor's degree in accounting from Brigham Young University in 1980. Mr. Worsley is a Certified Public Accountant.

     LYLE R. KNIGHT (53) has been a director of the Company since December 1996. Mr. Knight has more than twenty-seven years of banking experience. Mr. Knight currently serves as President and a Director of First Interstate BancSystem in Billings, Montana. From 1989 until 1992, Mr. Knight was President and Chief Executive Officer of Security Pacific Bank, Nevada. From 1992 until 1995, Mr. Knight served as President of Caliber Bank, a wholly owned subsidiary of Independent Banks of Arizona, which was subsequently merged with Norwest Corporation. From 1995 until 1996, Mr. Knight was a Management Consultant for Norwest Banks, Arizona and from 1996 until 1997 he held the position of Senior Vice President of Norwest Banks, Arizona. From 1997 until 1998, Mr. Knight was the President of Pacific Century Bank, Arizona. Mr. Knight is a principal of C&K Investments, a property development and management company. Mr. Knight graduated from the University of Utah in 1968 with a Bachelor of Science degree in Banking and Finance and in 1982 graduated with honors from Pacific Coast Banking School. Mr. Knight has served as Chairman of the Phoenix Chamber of Commerce, as Chairman of the Arizona Chamber of Commerce, a Director of the Barrows Neurological Institute, a Director of the Pacific Coast Banking School, and served on the Arizona Community Foundation.

     THOMAS J. LITLE  (58) has been a director  of the  Company  since  December
1996. In 1985, Mr. Litle founded Litle & Company, Inc., which provided information sharing, payment processing and electronic network services to the direct marketing industry. Mr. Litle was Chairman of Litle & Company's Board of Directors and its Chief Executive Officer until 1995, when the business was sold to First USA. In connection with the sale to First USA, Mr. Litle retained the networking and non-payment processing parts of the business and formed OrderTrust LLC (formerly LitleNet LLC), of which he is the Chairman, which also provides direct commerce connection and information sharing services to the direct marketing industry. Mr. Litle received an M.B.A. from Harvard Graduate School of Business Administration in 1964 after graduating from California Institute of Technology with a Bachelor of Science degree in 1962. Mr. Litle also serves on the Board of Directors of DM Management.

     RANDY PETERSEN (43) has been a director of the Company since December 1996. In 1986, Mr. Petersen founded and is currently the President and Chairman of the Board of Frequent Flyer Services. Frequent Flyer Services publishes a monthly frequent flyer magazine and an annual frequent flyer guidebook, produces frequent traveler-oriented merchandise and provides various travel-related services. Mr. Petersen is a member of the Association of Corporate Travel Executives and serves on the Advisory Board of the International Airline Passenger Association. Mr. Petersen also serves on the Board of Directors of FlightPlan, Inc., TeleMiles, Inc., Netcentives, Inc. and Pointsmart, Inc.

     The Company's Bylaws provide that any shareholder entitled to vote in an election of directors may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid to the Secretary, SkyMall, Inc., 1520 East Pima Street, Phoenix, Arizona 85034. Such notice must be given not less than thirty (30) days and not more than sixty (60) days prior to the Annual Meeting; provided that if less than forty-five (45) days notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, such nomination must be mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first.

     Each such notice must set forth: (a) with respect to each nominee, (i) the name, age, business address and, if known, residence address of the nominee,
(ii) the principal occupation or employment of the nominee, (iii) the number of shares of stock of the Company which are beneficially owned by the nominee, and
(iv) any other information concerning the nominee that must be disclosed with respect to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such persons' written consent to be named as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Company's books, of such shareholder and (ii) the class and number of shares of the Company that are beneficially owned by such shareholder; and
(c) as to the beneficial  owner, if any, on whose behalf the nomination is made,
(i) the name and address of such person and (ii) the class and number of shares of the Company that are beneficially owned by such person. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     AUDIT COMMITTEE. During 1998, Lyle R. Knight and Thomas J. Litle served on the Company's Audit Committee. The Audit Committee is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting controls, practices and policies. The Audit Committee met twice in 1998.

     COMPENSATION COMMITTEE. During 1998, Alan C. Ashton and Randy Petersen served on the Company's Compensation Committee. Mr. Ashton resigned as a member of the Board of Directors on December 30, 1998. The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation arrangements for executive officers of the Company, including annual bonus compensation, and consults with management of the Company regarding compensation policies and practices. The Compensation Committee also makes recommendations concerning the adoption of any compensation plans in which management is eligible to participate, including the granting of stock options or other benefits under such plans. The Compensation Committee met once in 1998.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee of the Board of Directors during 1998 consisted of Messrs. Ashton and Petersen, neither of whom was an employee of the Company during 1998.

     OTHER COMMITTEES. The Company does not maintain a standing nominating committee.

     BOARD MEETINGS. During 1998, the Board of Directors met six times. Each director attended in excess of 75% of the meetings held in 1998 by the Board and the committees of the Board on which such director served, except Alan Ashton, who attended four Board meetings, but attended 100% of the Compensation Committee meetings.

DIRECTORS' FEES AND EMPLOYMENT AGREEMENTS

     Directors who are not employees of the Company receive a quarterly retainer of $2,500, an option to purchase 5,000 shares of the Company's Common Stock at its fair market value on the date of grant upon appointment to the Board of Directors, and an annual option to purchase 3,000 shares of the Company's Common Stock at its fair market value on the date of grant provided they have attended a required minimum number of Board and committee meetings during the year. All directors are reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. Directors who are also officers of the Company are not compensated for their services as directors.

     With the exception of Robert M. Worsley, Curtis D. Brown and Thomas C. Edwards, who have employment agreements with the Company, each of the executive officers serve at the pleasure of the Company's Board of Directors.

OTHER EXECUTIVE OFFICERS

     Following are the executive officers of SkyMall, Inc. who are not also directors:

     CHRISTINE A. AGUILERA (34) joined SkyMall in February 1997 and served as Vice President of Business Development, General Counsel and Secretary until February 1999. Effective March 1, 1999, Ms. Aguilera was appointed as Executive Vice President of Business Development, General Counsel and Secretary of SkyMall. Ms. Aguilera also serves as an officer of the Company's subsidiaries, skymall.com and Durham & Company. From 1992 until joining the Company, Ms. Aguilera was an attorney in private practice in Phoenix, Arizona practicing in the areas of corporate and securities law, including most recently at Squire, Sanders & Dempsey LLP. From 1986 until 1989, Ms. Aguilera was a Certified Public Accountant with Coopers & Lybrand. Ms. Aguilera received bachelors' degrees in accounting and finance from New Mexico State University in 1986 and received her law degree from the University of Texas in 1992. Ms. Aguilera is a member of the State Bar of Arizona.

     SCOTT R. DASTRUP (43) joined SkyMall in May 1998 and served as Chief Information Officer until February 1999. Effective March 1, 1999, Mr. Dastrup was appointed as Executive Vice President of Operations and Chief Information Officer of SkyMall. From 1997 until joining the Company, Mr. Dastrup was a principal of The SyntheSolutions Group in Tempe, Arizona, an information technology consulting firm. From March 1996 through December 1996, Mr. Dastrup was Vice President of Data Services for ProMark One, a telecommunications service company located in Scottsdale, Arizona. From July 1993 through February 1996, Mr. Dastrup was Vice President of Operations for BankOne's credit card processing services located in Phoenix, Arizona. Mr. Dastrup received his bachelor's degree from Brigham Young University in 1984 and received his M.B.A. from the University of Utah in 1988.

     STEPHEN R. PETERSON (44) served as the Acting Chief Financial Officer of SkyMall from July 1998 through November 1998, and became the Chief Financial Officer of SkyMall's subsidiary, skymall.com, in November 1998. Effective March 1, 1999, Mr. Peterson became the Chief Financial Officer of SkyMall and its subsidiaries, skymall.com and Durham & Company. Prior to joining SkyMall, Mr. Peterson was employed in various financial capacities for over 12 years with US WEST, Inc., a telecommunications company based in Englewood, Colorado. He most recently served as director of international financial analysis and director of finance for the residential market unit. Prior to joining US WEST, Mr. Peterson was a Certified Public Accountant with Deloitte and Touche. Mr. Peterson received his bachelor's degree in accounting from Brigham Young University in 1980 and received his M.B.A. from Arizona State University in 1995.

     MARK S. SCHNEIDER (47) joined SkyMall in September 1997 and served as Vice President of Marketing until February 1999. Effective March 1, 1999, Mr. Schneider was appointed as Executive Vice President of Marketing and Merchandising. From 1988 until joining the Company, Mr. Schneider was employed with the Airfone division of GTE where he most recently held the position of Vice President of Marketing and had principal responsibility for advertising, promotions, sales, customer service, market planning, new business development and the implementation of new products and services. Prior to joining GTE Airfone, Mr. Schneider worked in various capacities in the airline industry for more than ten years, including in various marketing and revenue management positions. Mr. Schneider received his bachelor's degree in economics from Colorado State University and M.B.A. from the same university in 1977.

     The  following  are  the  executive   officers  of  SkyMall's   subsidiary,
skymall.com, inc.:

     CURTIS  D.  BROWN  (35)  joined  the  Company  in  February  1999 as  Chief
Technology Officer of skymall.com. From April 1994 until joining the Company, Mr. Brown was employed by N2K, Inc., the parent company of MusicBoulevard.com, a leading music entertainment company on the Internet, where he most recently served as Senior Director of Technology. Mr. Brown received his bachelor's degree in psychology from New York University in 1991.

     THOMAS C. EDWARDS (41) joined the Company in January 1999 as Chief Marketing Officer and head of skymall.com. From 1989 until joining the Company, Mr. Edwards was employed by Visa U.S.A., where he most recently served as Senior Vice President of Emerging Technology and Business Development. Prior to joining Visa U.S.A., Mr. Edwards served as Vice President of Marketing and Product Development at CitiCorp Credit Services, Inc. and in various marketing and management positions with the American Express Company. Mr. Edwards received his bachelor's degree in general arts and sciences from Pennsylvania State University in 1979 and his M.B.A. from the same university in 1980.

     SANFORD GOLDMAN (41) joined the Company in January 1999 as Vice President of Business Development of skymall.com. From June through December 1998, Mr. Goldman was President and Chief Executive Officer of Pix.com., Inc., which operated an e-commerce Web site. From November 1996 until June 1998, Mr. Goldman was Senior Vice President and General Manager of WaveTop, a consumer data broadcast product division of WavePhore, Inc. and from February 1993 until October 1996, Mr. Goldman was Senior Vice President of Shoppers Express, Inc., an Internet-based grocery-shopping service. Mr. Goldman received his bachelor's degree in accounting from the University of Maryland in 1980.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding annual and long-term compensation for services rendered to the Company during the years ended December 31, 1998, 1997 and 1996 by the Chief Executive Officer of the Company and certain other executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                                                 Compensation
                                                 Annual Compensation                Awards
                                      ----------------------------------------   ------------
                                                                                  Securities
                                                                  Other Annual    Underlying      All Other
  Name and Principal        Fiscal                                Compensation   Options/SARs   Compensation
       Position              Year     Salary ($)     Bonus ($)        ($)           (1)(#)         (2)($)
------------------------    ------    ----------     ---------    ------------   ------------   ------------
Robert M. Worsley            1998     197,308             -0-       3,598 (3)           -0-         2,553
Chairman of the              1997     190,000          28,500       3,598 (3)           -0-           274
Board, Chief                 1996     159,077          20,000       6,110 (3)           -0-         1,369
Executive Officer
and President

Christine A. Aguilera        1998      93,462             -0-         -0-            30,000         3,040
Executive Vice President     1997      69,854 (4)      10,000         -0-            70,000           174
of Business Development,     1996         N/A             N/A         N/A               N/A           N/A
General Counsel and
Secretary

Scott R.  Dastrup            1998      76,928 (5)         -0-         -0-            50,000           -0-
Executive Vice President     1997         N/A             N/A         N/A               N/A           N/A
of Operations and Chief      1996         N/A             N/A         N/A               N/A           N/A
Information Officer

Mark S.  Schneider           1998     140,192             -0-         -0-            30,000         4,356
Executive Vice President     1997      38,942 (6)       5,000         -0-            70,000           -0-
of Marketing and             1996         N/A             N/A         N/A               N/A           N/A
Merchandising

------------------

(1)  Consists entirely of stock options.
(2)  Employer matching contributions pursuant to the Company's 401(k) plan.
(3) Includes a pro rata portion of premiums paid on a life insurance policy on the life of Mr. Worsley under which a portion of the benefits are payable to beneficiaries other than the Company.
(4) Ms. Aguilera joined the Company in February 1997. Had Ms. Aguilera been employed by the Company for the entire year, her annual base salary would have been $90,000.
(5) Mr. Dastrup joined the Company in May 1998. Had Mr. Dastrup been employed by the Company for the entire year, his annual base salary would have been $125,000.
(6) Mr. Schneider joined the Company in September 1997. Had Mr. Schneider been employed by the Company for the entire year, his annual base salary would have been $135,000.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth for each Named Executive Officer certain information concerning individual grants of stock options during the 1998 fiscal year.

                                              Individual Grants                      Potential Realized
                             ---------------------------------------------------      Value at Assumed
                              Number of      % of Total                             Rates of Annual Stock
                              Securities    Options/SARs                             Price Appreciation
                              Underlying     Granted to    Exercise                  For Option Term (2)
    Name and Principal       Options/SARs   Employees in    Price     Expiration    ---------------------
         Position            Granted (1)    Fiscal Year     ($/Sh)       Date         5% ($)     10% ($)
--------------------------   ------------   ------------   --------   ----------    ---------   ---------
Christine A. Aguilera          30,000(3)        8.5%         $3.75    11/04/2008     $70,751     $179,296
Executive Vice President
of Business Development,
General Counsel and
Secretary

Scott R.  Dastrup              25,000(4)        7.1%         $4.25    05/20/2008     $66,820     $169,335
Executive Vice President       25,000(5)        7.1%         $3.50    08/19/2008     $55,028     $139,452
of Operations and Chief
Information Officer

Mark S.  Schneider             30,000(3)        8.5%         $3.75    11/04/2008     $70,751     $179,296
Executive Vice President
of Marketing and
Merchandising

------------------

(1)  Consists entirely of stock options.
(2)  Amounts  represent  hypothetical  gains  that  could  be  achieved  for the respective  options if exercised at the end of the option term. These gains are based on assumed rates of stock  appreciation  of 5% or 10%  compounded annually  from  the date  the  respective  options  were  granted  to their
     expiration  date  and  are  not  presented  to  forecast   possible  future
     appreciation,  if any,  in the price of the  Common  Stock.  The  potential realizable  value of the  foregoing  options is calculated by assuming that the market price of the  underlying  security  appreciates at the indicated
     rate for the entire term of the option and that the option is  exercised at the exercise price and sold on the last day of its term at the  appreciated price.
(3)  The option may be exercised for 33% of the  underlying  stock  beginning on
     November 4, 1999,  for another 33%  beginning on November 4, 2000,  and for the final 34% beginning on November 4, 2001.
(4)  The option may be exercised for 33% of the  underlying  stock  beginning on
     May 20, 1999,  for another 33% beginning on May 20, 2000, and for the final
     34% beginning on May 20, 2001.
(5)  The option may be exercised for 33% of the  underlying  stock  beginning on
     August 19, 1999,  for another 33% beginning on August 19, 2000, and for the final 34% beginning on August 19, 2001.

      AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth the number of shares covered by both exercisable and unexercisable stock options as of fiscal year-end 1998, together with the values for "in-the-money" options which represent the positive spread between the exercise price of any such outstanding stock options and the year-end price of the Company's Common Stock.

                              Number of Securities
                             Underlying Unexercised                  Value of Unexercised
                                 Options/SARs at                  In-the-Money Options/SARs
                                 Fiscal Year End                     at Fiscal Year End
                           -------------------------------     ------------------------------
Name                       Exercisable   Unexercisable (1)     Exercisable   Unexercisable(2)
----------------------     -----------   -----------------     -----------   ----------------
Christine A. Aguilera         23,333          76,667             $300,179       $1,114,121

Scott R. Dastrup                   0          50,000                   $0         $850,000

Mark S. Schneider             23,333          76,667             $318,512       $1,150,788

-------------

(1)  Consists entirely of stock options.
(2) Value is based on the difference between the exercise price of such options and the closing price of the Company's Common Stock on the Nasdaq National
     Market on December 31, 1998 of $20.875 per share.

STOCK OPTION PLANS

     1994 STOCK OPTION PLAN. The Company has adopted the SkyMall 1994 Stock Option Plan (the "Option Plan") pursuant to which incentive and nonqualified stock options may be granted from time to time to directors, officers and other key employees of the Company at an exercise price of not less than the fair market value on the date of grant. The recipients of options, length of options, exercise price and other terms are determined by the Board of Directors. As of April 15, 1999, options to purchase a total of 918,119 shares were outstanding under the Option Plan. For additional information regarding the Option Plan, see Proposal No. 2.

     NON-EMPLOYEE DIRECTORS PLAN. The Company has also adopted the SkyMall Non-Employee Director Stock Option Plan (the "Non-Employee Directors Plan"), which authorizes the Board of Directors to grant options to non-employee directors of the Company to purchase shares of Common Stock of the Company. Non-employee directors of the Company receive an automatic grant of options to purchase 5,000 shares of Common Stock on appointment to the Board of Directors and thereafter receive an automatic grant of options to purchase 3,000 shares annually subject to satisfying certain attendance requirements. In general, options granted under the Non-Employee Directors Plan are not transferable and expire ten years after the date of the grant. The per share exercise price of a stock option granted under the Non-Employee Directors Plan may not be less than the fair market value of the Common Stock on the date of the grant. The maximum number of shares of Common Stock that may be outstanding at any time under the Non-Employee Directors Plan is 100,000, subject to a proportionate increase or decrease in the event of a stock split, reverse stock split, stock dividend, or other adjustment to the Company's total number of outstanding shares of Common Stock. The Company has granted options to non-employee directors to purchase a total of 53,000 shares.

401(K) PLAN

     Under the Company's 401(k) Plan, adopted in 1992 (the "Plan"), eligible employees may direct that a portion of their compensation, up to a legally established maximum, be withheld by the Company and contributed to their accounts. All Plan contributions are placed in a trust fund and invested by the Plan's trustee, except that the Plan may permit participants to direct the investment of their account balances among mutual or investment funds available under the Plan. The Plan provides a matching contribution of 50% of a participant's contributions up to a maximum of 6% of the participant's annual salary.

     Amounts contributed to participant accounts under the Plan and any earnings or interest accrued on the participant accounts are generally not subject to federal income tax until distributed to the participant and may not be withdrawn until death, retirement or termination of employment.

EMPLOYMENT AGREEMENT

     On September 30, 1996, the Company's Board of Directors approved an employment agreement with Robert M. Worsley for services as Chairman of the Board, Chief Executive Officer and President. This agreement requires Mr. Worsley to devote his full time to the Company during normal business hours in exchange for a base annual salary of $190,000, subject to annual increases at the discretion of the Board of Directors. In addition, Mr. Worsley is entitled to receive bonuses at the discretion of the Board of Directors in accordance with the Company's bonus plans in effect from time to time and the Company pays certain life and disability insurance premiums on behalf of Mr. Worsley. The agreement has an initial three-year term and is automatically extended for successive two-year renewal periods without any action of the Company or Mr. Worsley unless the Company or Mr. Worsley provides written notice of termination to the other party no less than thirty (30) days prior to the expiration of the initial term of the agreement or of any successive renewal period. Pursuant to the agreement, Mr. Worsley may not compete with the Company anywhere in the United States on the termination of Mr. Worsley's employment for a period of two years.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company has developed and implemented compensation policies and programs which seek to improve the Company's overall financial performance and thus improve shareholder value by aligning the interests of senior management with those of its shareholders. The Company's Compensation Committee, which is comprised entirely of independent, outside members of the Company's Board of Directors, has furnished the following report on executive compensation.

OVERVIEW AND PHILOSOPHY

     The Company's philosophy is to structure overall compensation for executives at levels that enable the Company to attract, motivate and retain highly qualified executives. The Company's compensation program for executive officers is primarily comprised of base salary, bonus and long-term incentives in the form of stock option grants.

     In determining compensation for its officers, the Company emphasizes incentive-based compensation, particularly cash bonuses and stock options grants. The Company awards bonuses as a reward for performance based principally on the Company's overall financial results. Stock option grants are intended to result in no reward if the stock price does not appreciate, but may provide substantial rewards to executives as shareholders benefit from stock price appreciation. The Company periodically reviews the compensation levels of other companies in its industry to ensure that the Company's executive compensation is appropriate in light of industry practices.

BASE SALARY AND BONUSES

     Each Company executive receives a base salary, which when aggregated with their other incentive-based compensation, is intended to be competitive with similarly situated executives in the Company's industry. The Company typically targets base pay at the minimum level necessary to attract highly qualified executives, which in some cases may be less than market rates. In determining salaries, the Company takes into account individual experience and performance and specific needs particular to the Company.

     In addition to base salary, the Company typically pays its executives an annual bonus. The Company believes that bonuses properly motivate the executive officers to perform to the greatest extent of their abilities to generate the highest attainable profits for the Company. For 1998, the Company declined to pay any bonuses to senior management because management failed to achieve targets established by the Board for 1998. However, to retain certain key management, the Board paid certain modest incentive bonuses to key management in early 1999.

OPTIONS

     Because the long-term financial success of the Company depends to a significant degree on its management team, the Company believes that it is crucial for its management team to have an equity stake in the Company. Thus, the Company makes option grants to key executives from time to time. In making option awards, the Company reviews the level of awards granted to executives at companies in the Company's industry, the awards granted to other executives within the Company and the individual officer's specific role at the Company. Although the Company, in some cases, pays base salaries to executives that are less than market rates, the Company believes that its option awards enable it to attract and retain highly qualified executives.

     In 1998, the Board approved stock option grants to several officers. These options were granted at, or in excess of, the fair market value of the Company's Common Stock on the date of grant. All of the options granted in 1998 were subject to vesting over a three-year period, with approximately one-third of the options becoming exercisable on each successive anniversary of the date of grant, and expire ten years after the grant date.

OTHER BENEFITS

     Executive officers are eligible to participate in benefit programs designed for all full-time employees of the Company. These programs include medical, dental, vision, disability and life insurance and a savings program qualified under Section 401(k) of the Internal Revenue Code.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Worsley founded the Company in 1989 and has served as its Chief Executive Officer since that time. Prior to the Company's initial public offering in December of 1996, the Company entered into a three-year employment agreement with Mr. Worsley. The agreement established Mr. Worsley's base salary at $190,000, subject to adjustment by the Board from time to time. Mr. Worsley is eligible to receive standard benefits under the Company's insurance programs and 401(k) Plan. Mr. Worsley has never been awarded stock options by the Company. The Compensation Committee believes that Mr. Worsley's compensation is at or below the compensation levels of chief executive officers of comparable, publicly held companies.

                                                  COMPENSATION COMMITTEE
                                                      Randy Petersen

STOCK PRICE PERFORMANCE GRAPH

     The Company's Common Stock commenced trading on the Nasdaq National Market under the symbol "SKYM" on December 11, 1996. The following graph compares the Company's cumulative shareholder return at the last trading day of each month commencing on January 1, 1997 through December 31, 1998 with shareholder returns on (i) the Nasdaq National Market Composite Index and (ii) Nasdaq National Market Retail Trade Stocks. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 31, 1996 and that all dividends, if any, were reinvested.

                                 TOTAL RETURNS

              The       Nasdaq                              The        Nasdaq
              Nasdaq    Retail                              Nasdaq     Retail
              Stock     Trade     SkyMall,                  Stock      Trade     SkyMall,
   Date       Market    Stocks      Inc.         Date       Market     Stocks      Inc.
----------   --------  --------   --------    ----------   --------   --------   --------
Base Point
 12/31/96    $100.00   $100.00    $100.00      01/31/98    $126.55    $162.17    $ 56.34
 01/31/97     107.11    138.98     104.23      02/28/98     138.44     176.92      53.52
 02/28/97     101.18    134.20     112.68      03/31/98     143.55     191.89      49.30
 03/31/97      94.58    129.46      95.78      04/30/98     145.99     192.29      57.75
 04/30/97      97.53    125.14      80.28      05/31/98     137.97     185.23      53.52
 05/30/97     108.59    138.28      84.51      06/30/98     147.71     195.95      50.70
 06/30/97     111.91    146.25      87.32      07/31/98     146.15     182.03      46.48
 07/31/97     123.72    152.87      50.70      08/31/98     117.49     134.96      32.39
 08/31/97     123.53    155.49      52.11      09/30/98     133.72     142.49      29.58
 09/30/97     130.84    165.80      71.83      10/31/98     139.18     158.51      25.35
 10/31/97     124.06    156.83      64.79      11/30/98     152.89     179.97      52.82
 11/30/97     124.68    160.37      54.23      12/31/98     172.46     193.49     235.21
 12/31/97     122.68    159.89      56.34


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and beneficial owners of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial statements of beneficial ownership and statements of changes in beneficial ownership of the Common Stock and other equity securities of the Company held by such persons. Except as noted below, the Company believes, based solely upon a review of the copies of such beneficial ownership statements furnished to it, that during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to the Company's officers, directors and owners of more than 10% of the Company's Common Stock were complied with.

     In August 1998, Scott R. Dastrup purchased 1,000 shares of Common Stock and received options to purchase 25,000 shares of Common Stock under the 1994 Stock Option Plan of the Company. Due to an inadvertent error, this officer failed to timely report the acquisition of Common Stock and Options on Form 4.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth certain information as of April 6, 1999 concerning the beneficial ownership of the Company's Common Stock by (i) each beneficial owner of more than 5% of the Company's Common Stock, (ii) each executive officer of the Company, including the Named Executive Officers, (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group. To the knowledge of the Company, all persons listed in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared by their respective spouses under applicable law.


                                                   Shares Beneficially Owned (1)
                                                   -----------------------------
Name and Address of Beneficial Owner (2)              Number          Percent
----------------------------------------           ------------    -------------

Robert M. and Christi M. Worsley (3)                4,577,416          51.6%
Christine A. Aguilera (4)                              45,816            *
Curtis D. Brown(5)                                     25,000            *
Scott R.  Dastrup(6)                                    9,333            *
Thomas C. Edwards(7)                                   25,000            *
Sanford Goldman(8)                                     25,000            *
Stephen R. Peterson                                         0            *
Mark S.  Schneider(9)                                  33,333            *
Lyle R.  Knight (10)(11)                               86,800            *
Thomas J. Litle (10)(11)                               46,000            *
Randy Petersen (10)                                    20,287            *
All directors and executive officers
as a group (11 persons)                             4,893,985          55.2%

-------------------

*    Less than 1%
(1) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 8,871,798 shares of Common Stock outstanding as of April 6, 1999.
(2) The business address for all directors and officers of the Company is c/o the Company, 1520 E. Pima Street, Phoenix, Arizona 85034.
(3) Includes 900 shares of Common Stock issuable upon exercise of certain warrants acquired in the Company's 1996 Private Placement.
(4) Includes 41,666 shares issuable upon exercise of stock options granted to Ms. Aguilera pursuant to the Option Plan.
(5) Includes 25,000 shares issuable upon exercise of stock options granted to Mr. Brown pursuant to the Option Plan.
(6) Includes 8,333 shares issuable upon exercise of stock options granted to Mr. Dastrup pursuant to the Option Plan.
(7) Includes 25,000 shares issuable upon exercise of stock options granted to Mr. Edwards pursuant to the Option Plan.
(8) Includes 25,000 shares issuable upon exercise of stock options granted to Mr. Goldman pursuant to the Option Plan.
(9) Includes 23,333 shares issuable upon exercise of stock options granted to Mr. Schneider pursuant to the Option Plan.
(10) Includes 14,000 shares issuable upon exercise of certain stock options granted pursuant to the Company's Non-Employee Director Stock Option Plan.
(11) Includes 6,000 shares of Common Stock issuable upon exercise of certain warrants acquired in the Company's 1996 Private Placement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 19, 1996, the Company entered into an agreement with OrderTrust LLC (formerly LitleNet LLC), a company in which Thomas Litle, a director of the Company, has a controlling ownership interest, pursuant to which OrderTrust LLC provides the Company with order processing management services. On December 4, 1998, the Company entered into a new agreement with OrderTrust LLC to continue to provide such services. In 1998, the Company incurred processing fees of approximately $343,000 pursuant to such agreements.


                AMENDMENT TO SKYMALL, INC. 1994 STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

     At the Annual Meeting, the Company will seek shareholder approval of an amendment (the "Amendment") to the Option Plan to increase the number of shares authorized for issuance thereunder from 1,100,000 to 1,500,000. The Option Plan provides employees with an incentive to actively direct and contribute to the Company's growth by enabling them to acquire a proprietary interest in the Company. The Company's Board of Directors has approved the Amendment to the Option Plan and has directed that the Amendment be submitted as a proposal for shareholder approval at the Annual Meeting.

CURRENT PLAN PROVISIONS

     The Option Plan authorizes grants of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") to all employees of the Company. The Company currently has 315 employees; however, the Company typically grants options only to management employees.

     The Board of Directors believes that use of stock options authorized under the Option Plan is beneficial to the Company as a means of promoting the success and enhancing the value of the Company by linking the personal interests of its employees and others to those of its shareholders and by providing employees and others with an incentive for outstanding performance. These incentives also provide the Company flexibility in its ability to attract and retain the services of employees and others upon whose judgment, interest and special effort the successful conduct of the Company's operation is largely dependent.

     The Option Plan is administered by the Board of Directors. The Board of Directors has the exclusive authority to administer the Option Plan, including the power to determine eligibility, the types and sizes of options and the timing of options.

     Generally, options issued under the Option Plan have been subject to vesting over a three-year period, with approximately one-third of the options becoming exercisable by the holder thereof on each anniversary of the date of grant. To date, the exercise price of options granted under the Option Plan has been equal to or in excess of the fair market value of the Common Stock on the date of the grant. On April 15, 1999, the closing sale price of the Common Stock on the Nasdaq National Market was $14.25 per share.

INCENTIVE STOCK OPTIONS

     An ISO is a stock  option that  satisfies  the  requirements  specified  in
Section 422 of the Internal Revenue Code (the "Code"). Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met. The Company determines the consideration to be paid to the Company upon exercise of any options. The form of payment may include cash, Common Stock, or other property.

     An optionee is not treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the Common Stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the Code. If at the time of exercise, the Common Stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the Common Stock (determined at the time the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture.

     If Common Stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Common Stock is transferred to the optionee upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss. If such Common Stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" occurs. If a disqualifying disposition occurs, the optionee realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, or the selling price of the Common Stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, is taxed as capital gain.

     The Company is not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Common Stock received, except that in the event of a disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income realized by the optionee.

NON-QUALIFIED STOCK OPTIONS

     A NQSO is any stock option other than an ISO. Such options are referred to as "non-qualified" because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

     No taxable income is realized by an optionee upon the grant of a NQSO, nor is the Company entitled to a tax deduction by reason of such grant. Upon the exercise of a NQSO, the optionee realizes ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price and the Company is entitled to a corresponding tax deduction.

     Upon a subsequent sale or other disposition of Common Stock acquired through exercise of a NQSO, the optionee realizes a short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee has no tax consequence to the Company.

OPTION PLAN BENEFITS

     The following table sets forth grants of options made under the Option Plan to (i) each of the Named Executive Officers; (ii) all current executive officers, as a group; (iii) all current directors who are not executive officers, as a group; and (iv) all employees, including all current officers who are not executive officers, as a group. Grants under the Option Plan are made at the discretion of the Board of Directors. Accordingly, future grants under the Option Plan are not yet determinable.

                                             Number of Shares   Weighted Average
                                               Subject To        Exercise Price
Name and Position                            Option Grants(#)   Per Share (#/Sh)
---------------------------------------      ----------------   ----------------

Christine A. Aguilera                             100,000           $ 6.73
Executive Vice President of Business
Development, General Counsel and
Secretary

Curtis D. Brown                                    75,000           $24.50
Chief Technology Officer of skymall.com

Scott R. Dastrup                                   75,000           $ 6.52
Executive Vice President of Operations
and Chief Information Officer

Thomas C. Edwards                                  75,000           $16.06
Chief Marketing Officer of skymall.com.

Sanford Goldman                                    75,000           $16.06
Vice President of Business Development
of skymall.com

Stephen R. Peterson                                50,000           $ 8.31
Chief Financial Officer

Mark S. Schneider                                 100,000           $ 6.18
Executive Vice President of Marketing
and Merchandising

Executive Officer Group                           550,000           $11.71

Director Group                                      (1)               (1)

Employee Group                                    368,119           $ 6.64

--------------

(1)  Non-employee directors are not eligible to participate in the Option Plan.


AMENDMENTS TO OPTION PLAN

     The Board of Directors has reviewed the options currently remaining in the option pool for the Option Plan and has determined that it is appropriate to increase the number of shares authorized for issuance under the Option Plan. As of April 15,1999, option grants representing 918,119 shares were outstanding under the Option Plan. The Board believes that an increase in the number of authorized shares is necessary for the continued optimal use of the Option Plan to attract and retain key employees through the use of equity-based incentives aligned with the interests of the Company's shareholders. Therefore, the Board is proposing the Amendment to the Option Plan that would increase the number of shares authorized for issuance under the Option Plan from 1,100,000 to 1,500,000.

REQUIRED VOTE

     Approval of the Amendment to the Option Plan requires the affirmative vote of a majority of shares of Common Stock present at the Annual Meeting in person or by proxy. Abstentions are considered present for this proposal, so they will have the same effect as votes against the Amendment. Broker non-votes are not considered present for this proposal.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
                   VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE
                      SKYMALL, INC. 1994 STOCK OPTION PLAN.


                     RATIFICATION OF APPOINTMENT OF AUDITORS
                                (PROPOSAL NO. 3)

     The Board of Directors has selected Arthur Andersen LLP ("Andersen") as the independent public accountants for the Company for fiscal 1999, and recommends that the shareholders vote for ratification of such appointment. Shareholder ratification of the selection of Andersen as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Andersen for shareholder ratification as a matter of good corporate practice. Andersen has audited the Company's financial statements since 1996. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders. A representative of Andersen is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
                            VOTE "FOR" THIS PROPOSAL.


SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's next annual meeting of shareholders must be received by the Company no later than December 20, 1999 to be evaluated by the Board for inclusion in the Proxy Statement for that meeting.

OTHER BUSINESS

     The Annual Meeting is being held for the purposes set forth in the Notice that accompanies this Proxy Statement. The Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting.

1998 ANNUAL REPORT ON FORM 10-K

     The Company files annual reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report for the Fiscal Year Ended December 31, 1998 is available upon written request to SkyMall, Inc., 1520 East Pima Street, Phoenix, Arizona 85034, Attention: Investor Relations. Copies of all exhibits to the Form 10-K Annual Report are subject to a payment of $0.15 per page.

                                             BY ORDER OF THE BOARD OF DIRECTORS,


                                             Robert M. Worsley
                                             Chairman, Chief Executive Officer
                                             and President

Phoenix, Arizona
May 6, 1999

[FORM OF PROXY CARD]



PROXY                               SKYMALL, INC.                          PROXY

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 4, 1999

     The undersigned hereby appoints Robert M. Worsley and Stephen R. Peterson, or either or them, with full power of substitution, proxies to vote all shares of common stock, $.001 par value, of SkyMall, Inc., a Nevada corporation (the "Company") held or owned by the undersigned as directed below, at the Annual Meeting of Shareholders of SkyMall, Inc. (the "Company") to be held on June 4, 1999 at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, hereby revoking any proxies heretofore given.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME BY FORWARDING TO THE COMPANY A SUBSEQUENTLY DATED PROXY RECEIVED BY THE COMPANY PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

THE  BOARD OF  DIRECTORS  OF THE  COMPANY  RECOMMENDS  VOTES  "FOR"  EACH OF THE
FOLLOWING:

1.   Election of the following  nominees as  Directors:  1. Robert M. Worsley
     2. Lyle R. Knight 3. Thomas J. Litle 4. Randy Petersen

     FOR ALL   WITHHELD     For all, except vote withheld from the following
      [  ]       [  ]       nominees (please use corresponding number)

                            ________________________________________________

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN PROMPTLY.

2. Amendment of SkyMall, Inc. 1994 Stock Option Plan to increase the number of authorized shares from 1,100,000 to 1,500,000

     FOR  [  ]   AGAINST  [  ]  ABSTAIN [  ]

3.   Approval of Arthur Andersen LLP as Independent Public Accountants

     FOR  [  ]   AGAINST  [  ]  ABSTAIN [  ]

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH.


                                     Note: Please sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Joint owners should each sign.

                                     Date: _______________________________, 1999

                                     ___________________________________________
                                     Signature (title, if any)

                                     ___________________________________________
                                     Signature (if held jointly)

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED HEREON, AND IF NO SPECIFIC DIRECTIONS ARE GIVEN, WILL BE VOTED FOR ELECTION OF ALL NOMINEES AS DIRECTORS, APPROVAL OF THE PROPOSALS AND, AS TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE DISCRETION OF THE APPOINTED PROXY.